UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
January 7, 2023

Rite Aid Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 3165

Harrisburg, Pennsylvania 17105

(Address of principal executive offices, including zip code)

(717) 761-2633

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	RAD	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2023, Rite Aid Corporation (the “Company”) and Heyward Donigan, the Company’s President and Chief Executive Officer (“CEO”), mutually agreed to terms pursuant to which Ms. Donigan ceased to serve as CEO and terminated employment with the Company, effective immediately. Elizabeth (Busy) Burr, a member of the Company’s Board of Directors (the “Board”), was appointed as the Company’s interim CEO. It is anticipated that Ms. Burr will serve as interim CEO until a permanent CEO is appointed.

Ms. Burr, age 61, has served as a member of our Board since 2019. Ms. Burr served as President and Chief Commercial Officer at Carrot Inc., a digital health care company with solutions that combine behavioral science, clinical expertise, and proprietary technology, from 2019 through 2021. Ms. Burr served as the Chief Innovation Officer and Vice President of Healthcare Trend and Innovation at Humana from 2015 to 2018, where she led the design, build, and adoption of new product platforms in digital health, provider experience, and telemedicine. Ms. Burr was the Founder of Humana Health Ventures, Humana’s strategic venture investing practice. She served as Managing Director of Citi Ventures, Citigroup’s global venture group, from 2011 to 2015. Prior to Citigroup, she spent seven years in investment banking at Morgan Stanley and Credit Suisse First Boston. Ms. Burr previously served as the Vice President of Global Brand Management at Gap, Inc., where she was responsible for aligning the product, store, online, advertising, and merchandising efforts for the four Gap brands around the world. Ms. Burr holds an M.B.A from Stanford University and a B.A. in Economics from Smith College. Ms. Burr is a member of the boards of directors of Mr. Cooper Group Inc., a company that provides mortgage servicing, origination, and transaction-based services, Satellite Healthcare, a nonprofit provider of kidney dialysis services, and SVB Financial Group, a company that offers commercial, investment and private banking, asset management, private wealth management, brokerage and investment services and funds management services to companies in the technology, life sciences and health care, private equity and venture capital, and premium wine industries.

Donigan Separation Agreement and Release

The Company entered into a separation agreement and release with Ms. Donigan (the “Donigan Separation Agreement”) in connection with her departure from the Company on January 7, 2023. The circumstances of Ms. Donigan’s termination of employment qualify her for severance benefits under the terms of Ms. Donigan’s employment agreement with the Company, entered into on August 8, 2019 in connection with her hire (the “Employment Agreement”). The Employment Agreement was previously filed by the Company as Exhibit 10.1 to the Form 8-K on August 12, 2019. In addition to the severance benefits provided under the Donigan Separation Agreement, which are governed by Section 5.3 of the Employment Agreement, Ms. Donigan will be reimbursed for her legal fees of up to $10,000 pursuant to the terms of the Donigan Separation Agreement. The Company’s provision of the severance benefits under the Employment Agreement are subject to Ms. Donigan’s execution and nonrevocation of a release of claims in favor of the Company and Ms. Donigan’s compliance with certain restrictive covenant provisions, each as provided by the Donigan Separation Agreement.

The above description of the Donigan Separation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Donigan Separation Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated into this Item 5.02 by reference.

Burr Offer Letter

The Company entered into an offer letter with Ms. Burr (the “Burr Offer Letter”), in connection with her appointment as interim CEO, effective as of January 7, 2023. The Board and Ms. Burr have agreed that Ms. Burr’s base salary for the term she serves as interim CEO is at a rate of $300,000 per month, subject to applicable withholdings. Ms. Burr will not receive any other compensation or benefits from the Company for serving as interim CEO and while she is interim CEO, she will not receive the compensation payable to non-employee members of the Board. For example, Ms. Burr will not participate in or receive benefits under the Company’s employee benefit plans and programs (including, but not limited to, the Company’s bonus incentive plans, 401(k) plan, group medical, dental and vision insurance plans). If Ms. Burr serves as interim CEO for more than six (6) full months, the Board will review the monthly salary and consider in good faith whether to increase the monthly salary for interim CEO service in excess of six (6) months.

There are no other arrangements or understandings between Ms. Burr and any other persons pursuant to which Ms. Burr was appointed as interim CEO of the Company. There are no family relationships between Ms. Burr and any director or executive officer of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing summary of the Burr Offer Letter does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Burr Offer Letter, a copy of which is attached hereto as Exhibit 10.2 and is incorporated into this Item 5.02 by reference.

Board and Committee Changes

In connection with her ceasing to serve as President and CEO, Ms. Donigan has resigned from the Board, effective immediately.

As a result of Ms. Burr’s appointment as interim CEO, the Board appointed Robert E. Knowling, Jr. to the Audit Committee of the Board to replace Ms. Burr. All such changes were effective January 7, 2023.

A copy of the related press release announcing the CEO transition is attached hereto as Exhibit 99.1

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1*	Separation Agreement and Release between the Company and Heyward Donigan, dated as of January 7, 2023.
10.2*†	Employment Offer Letter between the Company and Elizabeth (“Busy”) Burr, dated as of January 7, 2023.
99.1*	Press Release issued by Rite Aid Corporation dated January 9, 2023.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL) document.

*Furnished herewith

† Certain portions of this exhibit have been redacted pursuant to Item 601(a)(6) of Regulation S-K and marked by brackets and asterisks. The Company hereby undertakes to furnish supplementally an unredacted copy of the exhibit upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: January 9, 2023	By:	/s/ Matthew C. Schroeder
Name: Matthew C. Schroeder
Title: Executive Vice President and Chief Financial Officer